NXP Semiconductors Reports Fourth Quarter and Full-year 2021 Results
Announces Increase of Quarterly Dividend and New 2022 Share Repurchase Program
EINDHOVEN, The Netherlands, January 31, 2022 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the fourth quarter and full year ended December 31, 2021.

“NXP delivered full-year record revenue of $11.06 billion, an increase of 28 percent year-on-year, with demand accelerating across all of our focus end-markets throughout the year. In the fourth quarter, revenue was $3.04 billion, an increase of 21 percent year-on-year, above the mid-point of our guidance range. In review, 2021 was an excellent year for NXP. We experienced significant design win traction across the entire portfolio and especially within the areas of our strategic growth drivers. The engagement and performance of our employees has been truly outstanding, we are extremely proud of their adaptability, dedication and hard work in the face of adversity. We continue to see growing customer demand, outstripping supply, as inventory across all end markets remains very lean. Taken together, this underpins our continued confidence of robust growth throughout 2022,” said Kurt Sievers, NXP President and Chief Executive Officer.

Key Highlights:
•Fourth-quarter revenue was $3.04 billion, up 21.2 percent year-on-year;
•Fourth-quarter GAAP gross margin was 56.2 percent, and GAAP operating margin was 26.6 percent;
•Fourth-quarter non-GAAP gross margin was 57.3 percent, and non-GAAP operating margin was 34.9 percent;
•Full-year cash flow from operations was $3.08 billion, with net capex investments of $766 million, resulting in non-GAAP free cash flow of $2.31 billion;
•On November 9, 2021 NXP announced the new i.MX 93 family of applications processors designed for automotive, smart home, smart building and smart factory applications, which leverage edge machine learning to anticipate and automate system behavior based on user needs. The i.MX 9 series will enable developers to address diverse areas, from voice-assisted smart home and building systems, to low-power industrial gateways and automotive driver monitoring systems;
•On November 10, 2021 NXP announced a collaboration with the Ford Motor Company to deliver enhanced driver experiences, convenience and services across its global fleet of vehicles, including the 2021 Ford F-150 pickup, Mustang Mach-E and Bronco SUVs. Ford’s new fully networked vehicle architecture implements NXP’s vehicle networking processors and the i.MX 8 Series processors, working together to upgrade vehicles that help improve customer lifestyle and streamline the ownership experience;
•On November 11, 2021, NXP held its triennial Investor Day, where it provided a detailed and underpinned roadmap for the secular growth of the company. NXP anticipates revenue will grow 8-to-12 percent 3-year CAGR, 2021 to 2024. Full details can be found at https://investorday.nxp.com/; and
•On January 31, 2022, the NXP Board of Directors approved a 50 percent increase in the quarterly cash dividend to $0.845 per ordinary share. The interim dividend will be paid in cash on April 6, 2022 to shareholders of record as of March 15, 2022. Additionally, the NXP Board of Directors approved a new $2.00 billion 2022 Share Repurchase Program. The new share repurchase authorization is in addition to the approximately $1.35 billion remaining for repurchase under previously authorized share repurchase programs.

Summary of Reported Fourth Quarter 2021 ($ millions, unaudited) (1)

	Q4 2021	Q3 2021	Q4 2020	Q - Q	Y - Y	2021	2020	Y - Y
Total Revenue	$3,039	$2,861	$2,507	6%	21%	$11,063	$8,612	28%
GAAP Gross Profit	$1,707	$1,583	$1,288	8%	33%	$6,067	$4,235	43%
Gross Profit Adjustments (i)	$(33)	$(34)	$(38)			$(138)	$(165)
Non-GAAP Gross Profit	$1,740	$1,617	$1,326	8%	31%	$6,205	$4,400	41%
GAAP Gross Margin	56.2%	55.3%	51.4%			54.8%	49.2%
Non-GAAP Gross Margin	57.3%	56.5%	52.9%			56.1%	51.1%
GAAP Operating Income / (Loss)	$807	$711	$463	14%	74%	$2,583	$418	518%
Operating Income Adjustments (i)	$(253)	$(248)	$(301)			$(1,058)	$(1,810)
Non-GAAP Operating Income	$1,060	$959	$764	11%	39%	$3,641	$2,228	63%
GAAP Operating Margin	26.6%	24.9%	18.5%			23.3%	4.9%
Non-GAAP Operating Margin	34.9%	33.5%	30.5%			32.9%	25.9%

Additional information
	Q4 2021	Q3 2021	Q4 2020	Q - Q	Y - Y	2021	2020	Y - Y
Automotive	$1,547	$1,455	$1,193	6%	30%	$5,493	$3,825	44%
Industrial & IoT	$661	$607	$511	9%	29%	$2,410	$1,836	31%
Mobile	$374	$345	$409	8%	-9%	$1,412	$1,248	13%
Comm. Infra. & Other	$457	$454	$394	1%	16%	$1,748	$1,703	3%
DIO	83	85	78
DPO	87	83	75
DSO	28	31	28
Cash Conversion Cycle	24	33	31
Channel Inventory (months)	1.5	1.6	1.6
Financial Leverage (ii)	1.8x	1.9x	1.9x

1.Additional Information for the Fourth Quarter and Full-year 2021:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.Financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.
•Net cash paid for income taxes related to on-going operations was $100 million. Net cash paid for income taxes not related to on-going operations resulted in additional cash payments of $3 million. Full year 2021 net cash paid for income taxes related to on-going operations was $276 million, not related to on-going operations was $77 million.
•Weighted average number of diluted shares for the three-month period ended December 31, 2021 was 268.5 million. Weighted average number of diluted shares for the twelve-month period ended December 31, 2021 was 275.6 million.
•On November 18, 2021, the NXP Board of Directors approved the payment of an interim dividend for the fourth quarter 2021 of $0.5625 per ordinary share;
•On November 30, 2021, NXP issued unsecured notes for a total amount of $2.00 billion. The amount is split into three notes: $1.00 billion maturing in 2032, $500 million maturing in 2042, and $500 million maturing in 2051. Net proceeds were $1.98 billion;
•On December 1, 2021, the company fully redeemed the $1.00 billion of outstanding principal of the 3.875% Senior Notes due 2022. The total amount of this redemption, $1.03 billion, was paid from the proceeds of unsecured notes issued on November 30, 2021;
•Full year 2021, NXP returned $4.58 billion to shareholders through previously announced share repurchases (20.6 million shares for a total cost of $4.02 billion) and cash dividends ($562 million). During the fourth quarter of 2021, NXP repurchased 3.6 million shares for a total cost of $750 million and paid cash dividends of $150 million, returning $900 million to shareholders. Subsequent to the end of the fourth quarter, between December 31, 2021 and January 31, 2022, NXP executed via a 10b5-1 program additional share repurchases totaling $400 million; and
•NXP is currently in the process of completing its annual audit for the year ended December 31, 2021, for which we expect to complete and file our Annual Report on Form 10-K timely, by the end of February 2022. The Company, in its assessment of the effectiveness of its internal control over financial reporting, expects to report a material weakness in internal control. As of the date of this release there have been no misstatements identified in the financial statements, and we expect there will be no changes to previously released financial results.The expected material weakness is associated with ineffective information technology general controls in the areas of user access, change-management and information technology (IT) operations over certain IT systems that support the Company’s financial reporting processes.

Management has been implementing and continues to implement measures designed to ensure that control deficiencies contributing to the expected material weakness are remediated, such that these controls are designed, implemented and operating effectively. The Company expects that the remediation process will be completed prior to the end of 2022.

Guidance for the First Quarter 2022: ($ millions) (1)

	Guidance Range
	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$3,025	$3,100	$3,175		$3,025	$3,100	$3,175
Q-Q	0%	2%	4%		0%	2%	4%
Y-Y	18%	21%	24%		18%	21%	24%
Gross Profit	$1,687	$1,746	$1,805	$(31)	$1,718	$1,777	$1,836
Gross Margin	55.8%	56.3%	56.9%		56.8%	57.3%	57.8%
Operating Income (loss)	$785	$834	$883	$(250)	$1,035	$1,084	$1,133
Operating Margin	26.0%	26.9%	27.8%		34.2%	35.0%	35.7%
Financial Income (expense)	$(108)	$(108)	$(108)	$(3)	$(105)	$(105)	$(105)
Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(14) million; Stock Based Compensation, $(12) million; Other Incidentals, $(5) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(151) million; Stock Based Compensation, $(89) million; Restructuring and Other Incidentals, $(10) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(3) million;
4.Net cash paid for income taxes related to on-going operations is expected to be approximately $(125) million;
5.Non-controlling interest is expected to be approximately $(9) million;
6.Weighted average diluted share count is expected to be approximately 266 million.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with U.S. generally accepted accounting principles (“GAAP”), NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) adjusted net income, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xi) free cash flow and free cash flow as a percent of Revenue. The non-GAAP information excludes the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, non-cash interest expense on convertible notes, extinguishment of debt, and foreign exchange gains and losses.

Conference Call and Webcast Information
The company will host a conference call with the financial community on Tuesday, February 1, 2022 at 8:00 a.m. U.S. Eastern Daylight Time (EDT) to review the fourth quarter 2021 results in detail. Interested parties may join the scheduled conference call by dialing the following numbers:

Within the U.S.:    1 - 888 - 603 - 7644
Outside the U.S.:     1 - 484 - 747 - 6631
Participant Passcode: 7297353

The call will be webcast and can be accessed from the NXP Investor Relations website https://investors.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) enables a smarter, safer and more sustainable world through innovation. As the world leader in secure connectivity solutions for embedded applications, NXP is pushing boundaries in the automotive, industrial & IoT, mobile, and communication infrastructure markets. Built on more than 60 years of combined experience and expertise, the company has approximately 31,000 employees in more than 30 countries and posted revenue of $11.06 billion in 2021. Find out more at www.nxp.com..

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, the expected material weakness in our internal control over financial reporting, including the timeline to remediate the expected material weakness, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: the duration and spread of the COVID-19 outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume; market demand and semiconductor industry conditions; the ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP's established supply chains; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP's debt service and research and development and capital investment requirements; the ability to accurately estimate demand and match manufacturing production capacity accordingly or obtain supplies from third-party producers; the potential impact of the outbreak of COVID-19 on NXP's business, operations, results of operations, financial condition, workforce or the operations or decisions of customers, suppliers or business customers; the access to production capacity from third-party outsourcing partners and any events that might affect their business or NXP’s relationship with them including the outbreak of COVID-19 or the requirements to suspend activities with customers or suppliers because of changing import and export regulations; the ability to secure adequate and timely supply of equipment and materials from suppliers; the ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; the ability to form strategic partnerships and joint ventures and to successfully cooperate with alliance partners; the ability to win competitive bid selection processes; the ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; and, the ability to maintain good relationships with NXP's suppliers. In addition, this document contains information concerning the semiconductor industry and NXP’s market and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry and NXP's market and business segments may develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. There can be no assurances that a pandemic, epidemic or outbreak of a contagious diseases, such as COVID-19, will not have a material and adverse impact on our business, operating results and financial condition in the future. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Jacey Zuniga
jeff.palmer@nxp.com                                jacey.zuniga@nxp.com
+1 408 518 5411                                    +1 512 895 7398

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended			Full-year
	December 31, 2021	October 3, 2021	December 31, 2020	2021	2020

Revenue	$3,039	$2,861	$2,507	$11,063	$8,612
Cost of revenue	(1,332)	(1,278)	(1,219)	(4,996)	(4,377)
Gross profit	1,707	1,583	1,288	6,067	4,235
Research and development	(507)	(492)	(460)	(1,936)	(1,725)
Selling, general and administrative	(257)	(243)	(221)	(956)	(879)
Amortization of acquisition-related intangible assets	(136)	(137)	(148)	(592)	(1,327)
Total operating expenses	(900)	(872)	(829)	(3,484)	(3,931)
Other income (expense)	—	—	4	—	114
Operating income (loss)	807	711	463	2,583	418
Financial income (expense):
Extinguishment of debt	(22)	—	(60)	(22)	(60)
Other financial income (expense)	(101)	(93)	(77)	(381)	(357)
Income (loss) before income taxes	684	618	326	2,180	1
Benefit (provision) for income taxes	(72)	(95)	(5)	(272)	83
Results relating to equity-accounted investees	(2)	3	(1)	(2)	(4)
Net income (loss)	610	526	320	1,906	80
Less: Net income (loss) attributable to non-controlling interests	8	7	11	35	28
Net income (loss) attributable to stockholders	602	519	309	1,871	52

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$2.27	$1.95	$1.10	$6.91	$0.19
Diluted	$2.24	$1.91	$1.08	$6.79	$0.18

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	265,642	266,557	280,484	270,687	279,763
Diluted	268,545	271,359	285,258	275,646	283,809

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	December 31, 2021	October 3, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$2,830	$2,303	$2,275
Accounts receivable, net	923	979	765
Inventories, net	1,189	1,173	1,030
Other current assets	286	266	254
Total current assets	5,228	4,721	4,324

Non-current assets:
Other non-current assets	1,346	1,070	1,013
Property, plant and equipment, net	2,635	2,510	2,284
Identified intangible assets, net	1,694	1,741	2,242
Goodwill	9,961	9,968	9,984
Total non-current assets	15,636	15,289	15,523

Total assets	20,864	20,010	19,847

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	1,252	1,140	991
Restructuring liabilities-current	25	30	60
Other current liabilities	1,175	1,269	966
Short-term debt	—	999	—
Total current liabilities	2,452	3,438	2,017

Non-current liabilities:
Long-term debt	10,572	8,594	7,609
Restructuring liabilities	12	13	14
Deferred tax liabilities	57	84	85
Other non-current liabilities	1,001	909	971
Total non-current liabilities	11,642	9,600	8,679

Non-controlling interests	242	234	207
Stockholders’ equity	6,528	6,738	8,944
Total equity	6,770	6,972	9,151

Total liabilities and equity	20,864	20,010	19,847

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended			Full-year
	December 31, 2021	October 3, 2021	December 31, 2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$610	$526	$320	$1,906	$80
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	310	306	316	1,262	1,988
Stock-based compensation	88	81	89	353	384
Amortization of discount (premium) on debt, net	—	—	—	1	(1)
Amortization of debt issuance costs	2	2	2	7	9
Net (gain) loss on sale of assets	(1)	—	(4)	(1)	(115)
(Gain) loss on extinguishment of debt	22	—	60	22	60
Results relating to equity-accounted investees	2	(3)	1	2	4
(Gain) loss on equity securities, net	4	(4)	(21)	2	(21)
Deferred tax expense (benefit)	(26)	(6)	(75)	(20)	(349)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	38	16	(50)	(176)	(51)
(Increase) decrease in inventories	(16)	(57)	34	(159)	163
Increase (decrease) in accounts payable and other liabilities	6	118	333	248	319
(Increase) decrease in other non-current assets	(244)	(46)	23	(350)	7
Exchange differences	(2)	(3)	10	(5)	16
Other items	(8)	(6)	(9)	(15)	(11)
Net cash provided by (used for) operating activities	785	924	1,029	3,077	2,482

Cash flows from investing activities:
Purchase of identified intangible assets	(33)	(27)	(35)	(132)	(130)
Capital expenditures on property, plant and equipment	(266)	(201)	(104)	(767)	(392)
Purchase of equipment leased to others	(19)	(14)	—	(33)	—
Insurance recoveries received for equipment damage	3	7	—	10	—
Proceeds from the disposals of property, plant and equipment	—	1	1	1	4
Purchase of interests in businesses, net of cash acquired	(6)	(16)	(13)	(23)	(34)
Proceeds from sale of interests in businesses, net of cash divested	—	—	—	—	161
Purchase of investments	(2)	—	(15)	(8)	(30)
Proceeds from the sale of investments	—	—	2	8	2
Proceeds from return of equity investments	7	2	1	10	1
Net cash provided by (used for) investing activities	(316)	(248)	(163)	(934)	(418)

Cash flows from financing activities:
Repurchase of long-term debt	(1,021)	—	(1,809)	(1,021)	(1,809)
Proceeds from the issuance of long-term debt	2,000	—	—	4,000	2,000
Cash paid for debt issuance costs	(25)	—	—	(47)	(15)
Dividends paid to non-controlling interests	—	—	(1)	—	(35)
Dividends paid to common stockholders	(150)	(152)	(105)	(562)	(420)
Proceeds from issuance of common stock through stock plans	2	29	8	62	72
Purchase of treasury shares and restricted stock unit withholdings	(750)	(1,157)	(257)	(4,015)	(627)
Other, net	(1)	—	(1)	(2)	(1)
Net cash provided by (used for) financing activities	55	(1,280)	(2,165)	(1,585)	(835)

Effect of changes in exchange rates on cash positions	3	(3)	8	(3)	1
Increase (decrease) in cash and cash equivalents	527	(607)	(1,291)	555	1,230
Cash and cash equivalents at beginning of period	2,303	2,910	3,566	2,275	1,045
Cash and cash equivalents at end of period	2,830	2,303	2,275	2,830	2,275

Net cash paid during the period for:
Interest	140	56	125	356	336
Income taxes, net of refunds	103	89	45	353	148
Net gain (loss) on sale of assets:
Cash proceeds from the sale of assets	1	—	2	1	165
Book value of these assets	—	—	2	—	(50)
Non-cash investing activities:
Non-cash capital expenditures	243	224	119	243	119

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions)	Three months ended			Full-year
	December 31, 2021	October 3, 2021	December 31, 2020	2021	2020
Revenue	$3,039	$2,861	$2,507	$11,063	$8,612
GAAP Gross Profit	$1,707	$1,583	$1,288	$6,067	$4,235
PPA Effects	(18)	(20)	(21)	(74)	(99)
Restructuring	—	—	—	—	(15)
Stock Based Compensation	(11)	(10)	(12)	(45)	(45)
Merger-related costs	—	—	—	—	(1)
Other incidentals	(4)	(4)	(5)	(19)	(5)
Non-GAAP Gross Profit	$1,740	$1,617	$1,326	$6,205	$4,400
GAAP Gross margin	56.2%	55.3%	51.4%	54.8%	49.2%
Non-GAAP Gross margin	57.3%	56.5%	52.9%	56.1%	51.1%
GAAP Research and development	$(507)	$(492)	$(460)	$(1,936)	$(1,725)
Restructuring	—	—	(22)	(1)	(39)
Stock based compensation	(44)	(40)	(41)	(165)	(159)
Merger-related costs	—	—	—	—	(1)
Other incidentals	—	(2)	(1)	(2)	(6)
Non-GAAP Research and development	$(463)	$(450)	$(396)	$(1,768)	$(1,520)
GAAP Selling, general and administrative	$(257)	$(243)	$(221)	$(956)	$(879)
PPA effects	(1)	(2)	(2)	(5)	(7)
Restructuring	—	—	(16)	—	(24)
Stock based compensation	(33)	(31)	(36)	(143)	(180)
Merger-related costs	—	—	—	—	(6)
Other incidentals	(5)	(3)	—	(12)	(8)
Non-GAAP Selling, general and administrative	$(218)	$(207)	$(167)	$(796)	$(654)
GAAP amortization of acquisition-related intangible assets	$(136)	$(137)	$(148)	$(592)	$(1,327)
PPA effects	(136)	(137)	(148)	(592)	(1,327)
Non-GAAP amortization of acquisition-related intangible assets	$—	$—	$—	$—	$—
GAAP Other income (expense)	$—	$—	$4	$—	$114
Other incidentals	(1)	1	3	—	112
Non-GAAP Other income (expense)	$1	$(1)	$1	$—	$2
GAAP Operating income (loss)	$807	$711	$463	$2,583	$418
PPA effects	(155)	(159)	(171)	(671)	(1,433)
Restructuring	—	0	(38)	(1)	(78)
Stock based compensation	(88)	(81)	(89)	(353)	(384)
Merger-related costs	—	—	—	—	(8)
Other incidentals	(10)	(8)	(3)	(33)	93
Non-GAAP Operating income (loss)	$1,060	$959	$764	$3,641	$2,228
GAAP Operating margin	26.6%	24.9%	18.5%	23.3%	4.9%
Non-GAAP Operating margin	34.9%	33.5%	30.5%	32.9%	25.9%
GAAP Financial income (expense)	$(123)	$(93)	$(137)	$(403)	$(417)
Foreign exchange gain (loss)	(1)	1	(6)	(1)	(12)
Gain (loss) on extinguishment of long-term debt	(22)	—	(60)	(22)	(60)
Other financial income (expense)	(7)	—	19	(15)	12
Non-GAAP Financial income (expense)	$(93)	$(94)	$(90)	$(365)	$(357)

NXP Semiconductors
Table 5: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended			Full-year
	December 31, 2021	October 3, 2021	December 31, 2020	2021	2020
Net income (loss)	$610	$526	$320	$1,906	$80
Reconciling items to adjusted net income
Financial (income) expense	123	93	137	403	417
(Benefit) provision for income taxes	72	95	5	272	(83)
Depreciation	145	139	139	551	547
Amortization	165	167	177	711	1,441
Adjusted net income	$1,115	$1,020	$778	$3,843	$2,402
Reconciling items to adjusted EBITDA
Results of equity-accounted investees	2	(3)	1	2	4
Restructuring	—	—	38	1	78
Stock based costs	88	81	89	353	384
Merger-related costs	—	—	—	—	8
Other incidental items 1)	10	8	1	33	(101)
Adjusted EBITDA	$1,215	$1,106	$907	$4,232	$2,792
Trailing twelve month adjusted EBITDA	$4,232	$3,924	$2,792	$4,232	$2,792

1) Excluding amortization related to:
–other incidental items	$—	$—	$2	$—	$8

($ in millions)	Three months ended			Full-year
	December 31, 2021	October 3, 2021	December 31, 2020	2021	2020
Net cash provided by (used for) operating activities	$785	$924	$1,029	$3,077	$2,482
Net capital expenditures on property, plant and equipment	(266)	(200)	(103)	(766)	(388)
Non-GAAP free cash flow	$519	$724	$926	$2,311	$2,094
Non-GAAP free cash flow as percent of Revenue	17%	25%	37%	21%	24%